EXHIBIT 23.1


                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-46824 of Quanex Corporation on Form S-8 of our report dated May 17, 1995, appearing in this Annual Report on Form 11-K of Quanex Corporation Hourly Bargaining Unit Employees Savings Plan for the year ended December 31, 1994.



    /s/  Deloitte & Touche LLP
- ---------------------------------
         DELOITTE & TOUCHE LLP

Houston, Texas
June 29, 1994